Schedule 14A Information

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934 (Amendment No. _)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement [  ] Confidential, for Use of the Commission

[  ] Definitive Proxy Statement Only (as permitted by Rule 14a-6(e)(2)) [X] Definitive Additional Materials

[  ] Soliciting Material under Section 240.14a-12

FRANKLIN ETF TRUST

FRANKLIN TEMPLETON ETF TRUST

FRANKLIN TEMPLETON TRUST

LEGG MASON ETF INVESTMENT TRUST

LEGG MASON ETF INVESTMENT TRUST II

(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

If this email does not display properly, go here

FRANKLIN ONCHAIN U.S. GOVERNMENT MONEY FUND

PLEASE VOTE NOW!

Meeting Date - October 8, 2024
For Shareholders as of July 29, 2024

When voting, you will be required to provide your Control Number(s) noted below:

10257999990001

THREE CONVENIENT VOTING METHODS TO CAST YOUR VOTE

Call toll-free 1-877-718-7240 and follow the recorded instructions	Go to www.proxyvotenow.com/FOBXX2024	Vote with a live agent or for questions call 1-888-372-0829

FRANKLIN ONCHAIN U.S. GOVERNMENT MONEY FUND

Dear Shareholder:

We cordially invite you to attend the Special Joint Meeting of Shareholders of Franklin OnChain U.S. Government Money Fund. The Special Joint Meeting of Shareholders is scheduled to be held on October 8, 2024 at 11:00 a.m. Eastern time, exclusively on-line.

ADDITIONAL INFORMATION:

Important Materials: Proxy Statement

To access the Proxy Materials, you may need Adobe Reader software. This software is available at no cost at www.adobe.com. Download time varies by Internet connection.

You are receiving this email because you have enrolled in eDelivery. If you wish to receive paper copy of the Proxy Materials relating to this proxy, please call 1-888-372-0829.

This e-mail message is intended only for the named recipient(s) above. If you are not the intended recipient, you are hereby notified that any dissemination, distribution or copying of this e-mail and any attachment(s) is strictly prohibited. Please do not respond to this e-mail.  This mailbox is not monitored and you will not receive a response. If you have received this e-mail in error, please immediately delete the message and any attachment(s) from your system.

msfs-meetinginfo@morrowsodali.com

P. 833 290 2605

509 Madison Avenue, Suite 1206

New York, NY 10022